UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 24, 2007

ASPREVA PHARMACEUTICALS CORPORATION
(Exact Name of Registrant as Specified in Charter)

British Columbia, Canada
(State or Other Jurisdiction of Incorporation)

000-51169	98-0435540
(Commission File Number)	(IRS Employer Identification No.)

1203-4464 Markham Street Victoria, British Columbia, Canada V8Z 7X8
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code:  (250) 744-2488

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Compensatory Arrangements of Certain Officers.

On September 24, 2007, Aspreva Pharmaceuticals Corporation entered into a Letter Agreement amending that certain Executive Employment Agreement, dated January 6, 2007, the Employment Agreement, and that certain Change of Control Agreement, dated January 6, 2007, the Change of Control Agreement, with Dr. Usman Azam. The Employment Agreement and the Change of Control Agreement are filed as Exhibit 10.32 and Exhibit 10.33, respectively, to Aspreva’s Annual Report on Form 10-K (No. 000-51169) filed with U.S. Securities and Exchange Commission on February 26, 2007, as amended.

The Letter Agreement provides that Dr. Azam’s work location will be based in Basking Ridge, New Jersey. The Letter Agreement amends the Employment Agreement to provide that Dr. Azam is no longer entitled to be reimbursed for relocation expenses and tax assistance associated with relocating to Victoria, Canada.  In addition, the Letter Agreement amends the definition of “good reason” contained in the Change of Control Agreement.

The summary of the Letter Agreement contained herein is qualified in its entirety by reference to the full text of the Letter Agreement which is attached hereto as Exhibits 10.38 and incorporated herein by reference.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

(d)              Exhibits:

Exhibit No.	Description

10.38	Letter Agreement between the Registrant and Dr. Usman Azam dated September 24, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASPREVA PHARMACEUTICALS CORPORATION

Dated: September 26, 2007	By:	/s/ J. William Freytag
Name: J. William Freytag
Title: Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.38	Letter Agreement between the Registrant and Dr. Usman Azam dated September 24, 2007.